Exhibit 99.1

201 Technology Drive • Irvine • California • 92618
Telephone: (949) 450-5400
Facsimile: (949) 450-5300
Email: IR@endocare.com
Website: www.endocare.com

FOR RELEASE May 10, 2005 at 7:30 am (EDT)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Craig T. Davenport, CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400
www.allencaron.com	www.allencaron.com	www.endocare.com

ENDOCARE REPORTS FIRST QUARTER 2005 RESULTS

Number of Cryoablation Procedures Grows 41% Year-Over-Year

IRVINE, CA (May 10, 2005) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation along with vacuum technologies for erectile dysfunction, today reported that an increased number of cryoablation procedures across a range of tumor types resulted in continued top line growth and substantial bottom line progress for the first quarter ended March 31, 2005. Total revenues for 2005 first quarter were $9.1 million, a 23.6 percent increase from revenues of $7.4 million in the 2004 first quarter. Revenues associated with the Company’s core cryoablation business, including cryoprobes and per-procedure fees, increased 40.5 percent in the 2005 first quarter to $6.3 million, from $4.5 million in the 2004 period. The number of procedures grew 41.0 percent to 1,492 in the 2005 first quarter from 1,058 in the comparable period of 2004.

     Endocare Chairman and CEO, Craig T. Davenport stated, “The first quarter results were gratifying from both a sales and operational standpoint. Procedural growth and cryoablation revenues exceeded our internal target as both urology and interventional radiology procedures continued to show traction.” He continued, “The increase in the amount of data supporting the use of our technology across a range of tumor types continued during the quarter and was highlighted by the first-ever 10-year follow-up data on cryoablation for the prostate. These data showed that survival and cancer free rates following cryoablation were similar to those following radical prostatectomy – a fact that is particularly interesting considering the greatly enhanced precision and control in today’s cryosurgery technology over that used a decade ago.”

     Gross margins as a percentage of revenues increased to 44.5 percent for the 2005 first quarter from 42.6 percent for the 2004 period. Chief Financial Officer, Michael R. Rodriguez said, “The positive trend in gross margins was related to factors including continued reductions in manufacturing costs for our cryoablation disposable products as well as a decline in the average fee we paid to third parties to provide cryoablation procedures on our behalf, partially offset by a slight increase in the percentage of procedures where we contracted with third parties to perform the procedures. Gross margins for our Timm Medical product lines increased due to higher average selling prices and production cost reductions.”

     Selling, general and administrative expenses were down by $2.9 million in the 2005 first quarter from the prior year due principally to the continuing decline in legal and accounting costs, which is an item of expense reduction that management expects to continue to some extent throughout the year. Notwithstanding, in the first quarter of 2005, the Company’s operating expenses included significant legal and accounting costs in part related to its annual audit and completion of management’s assessment on internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002, resulting in an unqualified opinion.

     Net loss for the first quarter of 2005, which included a $0.6 million credit to reverse a portion of a previous impairment charge, was $3.9 million, or $0.15 loss per share compared to a net loss of $8.6 million or $0.36 loss per share in the prior year, a decrease of more than 50 percent. The partial reversal of the impairment charge was related to the previous write-down to fair market value of the intangible assets and goodwill of Timm Medical in order to sell that division. During the first quarter of 2005, management ceased actively marketing Timm Medical for sale and reversed $0.6 million of estimated costs to sell that had been previously recorded to impairment charge.

     Rodriguez reported that the balance sheet at March 31, 2005 showed cash and cash equivalents of $17.5 million, total assets of $42.6 million and total stockholders’ equity of $28.3 million.

Conference Call

     Endocare will host a conference call today, May 10, 2005, to discuss the Company’s results for its first quarter ended March 31, 2005. The call will take place at 11:00 a.m. (Eastern) and will be broadcast live over the Internet. Those interested in listening to the live webcast of the conference call may do so by going to the Company’s website at www.endocare.com and from the “Investors” pull down menu select “Earnings Webcasts,” which will take participants to the Quarterly Earnings Webcast page.

     Web participants are encouraged to go to the Company’s website (www.endocare.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately following the conference call.

About Endocare

     Endocare, Inc.—www.endocare.com— is an innovative medical device Company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing devices for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.

     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Related to Our Business” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainty relating to ongoing investigations by governmental agencies; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; difficulty in managing growth; the Company’s limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; and the Company’s successful relisting on a national stock exchange. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.

TABLES FOLLOW

ENDOCARE REPORTS FIRST QUARTER 2004 RESULTS
Page 3-3-3

ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except for per share data)

	Three Months Ended March 31,
	2005	2004
Revenues	$9,126	$7,382
Costs and expenses:
Cost of revenues	5,067	4,234
Research and development	321	536
Selling, general and administrative	8,288	11,180
Goodwill, impairment and other charges	(583)	–

Total costs and expenses	13,093	15,950

Loss from operations	(3,967)	(8,568)
Interest income, net	112	45

Loss before minority interests	(3,855)	(8,523)
Minority interests	—	(100)

Net loss	$(3,855)	$(8,623)

Net loss per share of common stock:
Basic and diluted	$(0.15)	$(0.36)

Weighted average shares of common stock outstanding:
Basic and diluted	25,601	24,088

MORE – MORE – MORE

ENDOCARE REPORTS FIRST QUARTER 2005 RESULTS
Page 4-4-4

ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$17,490	$7,985
Accounts receivable, net	4,236	3,904
Inventories	3,253	3,175
Prepaids and other current assets	1,199	1,651

Total current assets	26,178	16,715
Property and equipment	2,612	3,139
Goodwill	4,552	4,552
Intangibles, net	8,197	8,560
Investments and other assets	1,039	1,409

Total assets	$42,578	$34,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,957	$2,636
Accrued compensation and other liabilities	11,308	14,099
Total current liabilities	14,265	16,735
Minority interests	—	214
Stockholders’ equity	28,313	17,426

Total liabilities and stockholders’ equity	$42,578	$34,375

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